UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Silicon Graphics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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AMENDMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2008

To the Holders of Common Stock of Silicon Graphics, Inc.

The Proxy Statement of Silicon Graphics, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 10, 2008, relating to the 2008 Annual Meeting of Stockholders to be held on November 13, 2008 (the “Proxy Statement”), inadvertently omitted the table entitled Securities Authorized for Issuance Under Equity Compensation Plans. The table is shown below:

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information as of June 27, 2008.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders (1)(2)	1,637,611	17.56	763,633
Equity compensation plans not approved by security holders (3)	38,632	0	0

Totals:	1,676,243	17.15	763,633

(1)	The only equity compensation plan in effect was the Incentive Plan, which was approved by the stockholders

(2)	For purposes of the weighted average exercise price calculation, the exercise price of the 253,391 restricted stock units (“RSU”) included in the calculation is deemed to be $0, and the weighted average exercise price of the 1,384,220 options included in the calculation is $20.77 per share.

(3)	Reflects unissued shares underlying RSUs awarded to Mr. Ewald in 2007. This number includes 5,795 shares that vested during fiscal year 2008 but will not be issued to Mr. Ewald until December 31, 2008, per his Award Agreement dated April 17, 2007. See footnote 2 of the Option Exercises and Stock Vested in Fiscal Year 2008 table in the Proxy Statement for more information.

Date: 10/15/08

By:	/s/ Barry J. Weinert
Barry J. Weinert
Vice President, General Counsel and Corporate Secretary

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